EXHIBIT 10.2

September 16, 2022

Cayman Water Company Ltd.

P.O. Box 1114

Grand Cayman KYI-1202 Cayman Islands

Attention: Mr. David Sasnett

Dear Mr. Sasnett,

RE: Acceptance of the Agreement

We refer to the Agreement dated August 23, 2023 between Scotiabank and Trust (Cayman) Ltd (the "Bank") and Cayman Water Company Ltd. (the "Borrower") and hereby advise that the Bank has agreed to accept the Agreement even though it was executed after the lapse date of August 31, 2022.

Should you have any questions, kindly contact the undersigned.

Yours truly,

/s/ Adrian Cox    /s/ Pascal Gajraj

Adrian CoxPascal Gajraj

Senior Corporate Relationship Manager Corporate & Commercial Banking

Director & Head of Wholesale Banking

Corporate & Commercial Banking